Exhibit 99.1

Regional Health Properties Announces Series B Preferred Stock Repurchase Program

ATLANTA, GA – December 1, 2025 ¬- Regional Health Properties, Inc. (the “Company”, “Regional”, “we”, “us” or “our”) (OTCQB: RHEP) (OTCQB: RHEPA) (OTCQB: RHEPB) (OTCQB:RHEPZ), today announced that its Board of Directors authorized and approved the purchase of up to an aggregate of 500,000 shares of Series B Preferred Stock (“Stock Repurchase Plan”) . The Special Committee of the Company’s Board of Directors is authorized to oversee the timing, nature, amount and conduct of the Stock Repurchase Plan.

Under the program, Regional may purchase shares of the Company’s Series B Preferred Stock from time to time through open-market and privately negotiated transactions, through block trades, and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. Repurchases of Series B will be made in accordance with Rule 10b-18 of the Securities Exchange Act of 1934 at prices depending on prevailing market conditions.

The program does not obligate Regional to repurchase any shares of its Preferred Series B stock during any period. The repurchase will be funded by cash on hand from time to time. The repurchase program is expected to continue indefinitely until the maximum number of shares of stock has been repurchased or until the repurchase program is earlier modified, suspended or terminated by the Board of Directors.

About Regional Health Properties, Inc.

Regional Health Properties, Inc., headquartered in Atlanta, Georgia, is a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term care. For more information, visit https://www.regionalhealthproperties.com.

Important Cautions Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. This press release includes forward-looking statements that reflect the Company’s current views with respect to, among other things, its business, operations, financial performance, and revenue; use of sales proceeds; and future strategy.

Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those projected or contemplated by our forward-looking statements due to various factors, including, among others: our dependence on the operating success of our operators; the amount of, and our ability to service, our indebtedness; covenants in our debt agreements that may restrict our ability to make investments, incur additional indebtedness and refinance indebtedness on favorable terms; the availability and cost of capital; our ability to raise capital through equity and debt financings or through the sale of assets; increases in market interest rates and inflation; the effect of increasing healthcare regulation and enforcement on our operators and the dependence of our operators on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; the impact of litigation and rising insurance costs on the business of our operators; the impact on us of litigation relating to our prior operation of our healthcare properties; the effect of our operators declaring bankruptcy, becoming insolvent or failing to pay rent as due; the ability of any of our operators in bankruptcy to reject unexpired lease obligations and to impede our ability to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations; our ability to find replacement operators and the impact of unforeseen costs in acquiring new properties; epidemics or pandemics, and the related impact on our tenants, operators and healthcare facilities; and other factors discussed from time to time in our news releases, public statements and documents filed by us with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto or any other change in events, conditions, or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

Company Contact
Brent Morrison, CFA
Chief Executive Officer & President
Regional Health Properties, Inc.
Brent.morrison@regionalhealthproperties.com